UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 7, 2025
CELSIUS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34611	20-2745790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2424 N Federal Highway, Suite 208, Boca Raton, Florida 33431
(Address of principal executive offices and zip code)

(561) 276-2239
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value per share	CELH	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On December 2, 2024, Celsius Holdings, Inc., a Nevada corporation (“Celsius”), entered into a Stipulation and Agreement of Settlement to resolve three related and previously disclosed stockholder derivative actions.

On January 24, 2025, the Eighth Judicial District Court in Clark County, Nevada (the “Court”), issued an order granting preliminary approval of the settlement, which consists of various corporate governance reforms and payment of plaintiffs’ attorneys’ fees and expenses in the amount of $987,500. A hearing to determine whether the Court should issue an order finally approving the proposed settlement has been scheduled for March 27, 2025.

Furnished herewith as Exhibit 99.1 to this report is the Notice of Pendency and Proposed Settlement of Derivative Actions (the “Notice of Proposed Settlement”), describing, among other things, the background of the claims and the settlement and providing that any objections to the settlement must be made by stockholders of Celsius on or before February 25, 2025, in the manner described in the Notice of Proposed Settlement. The Notice of Proposed Settlement should be read in conjunction with the Stipulation and Agreement of Settlement dated December 2, 2024, which has been filed with the Court and is furnished herewith as Exhibit 99.2 to this report.
Item 9.01 Financial Statements and Exhibits.
(d)Exhibits

Exhibit No	Description
99.1	Notice of Pendency and Proposed Settlement of Derivative Actions
99.2	Stipulation and Agreement of Settlement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSIUS HOLDINGS, INC.

Date: February 7, 2025	By:	/s/ Richard Mattessich
Richard Mattessich, Chief Legal Officer